Exhibit 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive
Madison Heights, Michigan 48071
248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

INFUSYSTEM TO ISSUE FOURTH QUARTER AND YEAR END 2016

FINANCIAL RESULTS ON WEDNESDAY, MARCH 22, 2017

Investor Conference Call to be Held at 10:00 a.m. Eastern Time

MADISON HEIGHTS, MI, March 17, 2017 – InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the healthcare industry in the United States, today announced that it will issue fourth quarter and year-end 2016 financial results on Wednesday, March 22, 2017, before the market opens.

The Company will also conduct a conference call for all interested investors on Wednesday, March 22, 2017, at 10:00 a.m. Eastern Time to discuss fourth quarter and year-end 2016 financial results. To participate in this call, please dial in toll-free 1 (800) 446-2782 and use the confirmation number 44520213.

A replay of the call will be available via the Company’s website for 90 days following the call at http://ir.infusystem.com/.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU. Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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